As filed with the Securities and Exchange Commission on January 4, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pacific Gas and Electric Company

(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	77 Beale Street P.O. Box 770000 San Francisco, CA 94177 (415) 973-7000	94-0742640 (I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Hyun Park

Senior Vice President and General Counsel

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

(415) 973-7000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Please send copies of all communications to: Brett Cooper, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105 (415) 773-5700

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Debt Securities	$2,500,000,000	—	$2,500,000,000	$289,750

(1)	Omitted pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee. The aggregate initial public offering price of all debt securities will not exceed $2,500,000,000. Exclusive of accrued interest.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated January 4, 2017

Pacific Gas and Electric Company

$2,500,000,000

Senior Notes

We may offer and sell from time to time senior notes in one or more offerings. This prospectus provides you with a general description of the senior notes that may be offered.

Each time we offer and sell senior notes, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered senior notes. The prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement for the specific offering before you invest in any of the senior notes. This prospectus may not be used to sell senior notes unless accompanied by a prospectus supplement.

The senior notes may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the senior notes, the aggregate principal amount of senior notes to be purchased by them and the compensation they will receive.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may from time to time offer and sell senior notes in one or more offerings up to a total dollar amount of $2,500,000,000 as described in this prospectus.

This prospectus provides you with only a general description of the senior notes that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered senior notes, please refer to the registration statement of which this prospectus is a part. Each time we sell senior notes, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered senior notes. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any senior notes, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the senior notes. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the senior notes.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any underwriter, dealer or agent will make an offer to sell the senior notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PACIFIC GAS AND ELECTRIC COMPANY

We are a public utility serving more than 16 million people throughout 70,000 square miles in northern and central California. We generate revenues mainly through the sale and delivery of electricity and natural gas to customers.

We were incorporated in California in 1905. Our principal executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and our telephone number at that location is (415) 973-7000.

When used in this prospectus, the terms “we,” “our,” “ours” and “us” refer to Pacific Gas and Electric Company, and the term “Corp” refers to our parent, PG&E Corporation, unless the context indicates that the references are to PG&E Corporation and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Please see risk factors described in our Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions which are based on current estimates, expectations and projections about future events, and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of pipeline related expenses that we will not recover through rates; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those related to environmental assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

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the timing and outcomes of the 2017 general rate case and the transmission owner rate cases currently before the California Public Utilities Commission (“CPUC”), and other ratemaking and regulatory proceedings;

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the timing and outcomes of the debarment proceeding and potential remedial and other measures that may be imposed on us as a result of the debarment proceeding and the jury’s verdict in the federal criminal trial (including a potential appointment of one or more independent third-party monitor(s)), the Safety and Enforcement Division’s (“SED”) unresolved enforcement matters relating to our compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to our compliance with natural gas-related laws and regulations, including the U.S. Attorney’s Office investigation in connection with the natural gas explosion that occurred in

Carmel, California on March 3, 2014 and the U.S. Attorney’s Office in San Francisco investigation in connection with matters relating to the federal criminal trial, and the ultimate amount of fines, penalties, and remedial costs that we may incur in connection with the outcomes;

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the timing and outcomes of the CPUC’s investigation of communications between us and the CPUC that may have violated the CPUC’s rules regarding ex parte communications or are otherwise alleged to be improper, and of the U.S. Attorney’s Office in San Francisco and the California Attorney General’s office investigations in connection with communications between our personnel and CPUC officials, whether additional criminal or regulatory investigations or enforcement actions are commenced with respect to allegedly improper communications, and the extent to which such matters negatively affect the final decisions to be issued in our ratemaking proceedings;

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the timing and outcomes of the Butte fire litigation, and whether our insurance is sufficient to cover our liability resulting therefrom or whether insurance is otherwise available; and whether additional investigations and proceedings in connection with the Butte fire will be opened;

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whether Corp and we are able to repair the harm to our reputations caused by the jury’s verdict in the federal criminal trial and our possible conviction, the state and federal investigations of natural gas incidents, matters relating to the criminal federal trial, improper communications between the CPUC and us, and our ongoing work to remove encroachments from transmission pipeline rights-of-way;

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whether we can control our costs within the authorized levels of spending, our ability to achieve sustainable efficiencies in our cost structure, the extent to which we incur unrecoverable costs that are higher than the forecasts of such costs, and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•	the amount and timing of additional common stock and debt issuances by Corp to fund equity contributions to us as we incur charges and costs, including fines, that we cannot recover through rates;

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the outcome of the CPUC’s investigation into our safety culture, and future legislative or regulatory actions that may be taken to require us to separate our electric and natural gas businesses, restructure into separate entities, undertake some other corporate restructuring, or implement corporate governance changes;

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the outcomes of the SED’s investigations of potential violations identified though audits, investigations, or self-reports, including in connection with our September 2016 self-report related to atmospheric corrosion inspections;

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the outcome of future investigations or other enforcement proceedings that may be commenced relating to our compliance with laws, rules, regulations, or orders applicable to our operations, including the construction, expansion or replacement of our electric and gas facilities; inspection and maintenance practices, customer billing and privacy, and physical and cyber security; environmental laws and regulations;

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the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge our known and unknown remediation obligations; and the extent to which we are able to recover environmental costs in rates or from other sources;

•	the ultimate amount of unrecoverable environmental costs we incur associated with our natural gas compressor station site located near Hinkley, California;

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the impact of new legislation or Nuclear Regulatory Commission (“NRC”) regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of actions taken by state agencies that may affect our ability to continue operating Diablo Canyon; whether the CPUC approves the joint proposal that will phase out our Diablo Canyon nuclear units at the expiration of their licenses in 2024 and 2025; whether we obtain the approvals required to withdraw our NRC application to renew the two Diablo Canyon operating licenses; whether the State Lands Commission could be required to perform an environmental review of the new lands lease as a result of the World Business Academy assertion that the State Lands Commission committed legal error when it determined that the short term lease extension for an existing facility was exempt from review under the California Environmental Quality Act; and whether we will be able to successfully implement our retention and retraining and development programs for Diablo Canyon employees, and whether these programs will be recovered in rates;

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whether we are successful in ensuring physical security of our critical assets and whether our information technology, operating systems and networks, including the advanced metering system infrastructure, customer billing, financial, records management, and other systems, can continue to function accurately while meeting regulatory requirements; whether we and our third party vendors and contractors (who host, maintain, modify and update some of our systems) are able to protect our operating systems and networks from damage, disruption, or failure caused by cyber-attacks, computer viruses, or other hazards; whether our security measures are sufficient to protect against unauthorized or inadvertent disclosure of information contained in such systems and networks, including confidential proprietary information and the personal information of customers; and whether we can continue to rely on third-party vendors and contractors that maintain and support some of our information technology and operating systems;

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the impact of droughts or other weather-related conditions or events, wildfires (such as the Butte fire), climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), and other events, that can cause unplanned outages, reduce generating output, disrupt our service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by us, our customers, or third parties on which we rely; whether we incur liability to third parties for property damage or personal injury caused by such events; whether we are subject to civil, criminal, or regulatory penalties in connection with such events; and whether our insurance coverage is available for these types of claims and sufficient to cover our liability;

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how the CPUC and the California Air Resources Board implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether we are able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether we are able to timely recover our associated investment costs;

•	whether our climate change adaptation strategies are successful;

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the impact that reductions in customer demand for electricity and natural gas have on our ability to make and recover our investments through rates and earn our authorized return on equity, and whether we are successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for natural gas and electric services;

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the supply and price of electricity, natural gas, and nuclear fuel; the extent to which we can manage and respond to the volatility of energy commodity prices; our ability and the ability of our counterparties to post or return collateral in connection with price risk management activities; and whether we are able to recover timely our electric generation and energy commodity costs through rates, including our renewable energy procurement costs;

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the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether we can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

•	our ability to access capital markets and other sources of financing in a timely manner on acceptable terms;

•	changes in credit ratings which could result in increased borrowing costs especially if we were to lose our investment grade credit ratings;

•	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the more significant risks that could affect the outcome of these forward-looking statements and our future financial condition and results of operations, you should read the sections of the documents incorporated herein by reference titled “Risk Factors” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.57x	1.67x	2.55x	2.23x	2.24x	2.51x

For the purpose of computing the ratios of earnings to fixed charges, “earnings” represent net income adjusted for the income or loss from equity investees of less than 100% affiliates, equity in undistributed income or losses of less than 50% owned affiliates, income taxes and fixed charges (excluding capitalized interest). “Fixed charges” include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases and allowance for funds used during construction related to the cost of debt and earnings required to cover the preferred stock dividend requirements. Fixed charges exclude interest on tax liabilities.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the senior notes offered by that prospectus supplement.

DESCRIPTION OF THE SENIOR NOTES

This prospectus describes certain general terms of the senior notes that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of April 22, 2005 (which supplemented, amended and restated the original indenture dated as of March 11, 2004 as thereafter supplemented) and one or more supplemental indentures that we will enter into with The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and successor to BNY Western Trust Company), as trustee. We have summarized selected provisions of the indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the indenture for more complete information on the senior notes as they, and not this prospectus or any prospectus supplement, govern your rights as a holder. The indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other senior and unsubordinated debt. The senior notes will be entitled to the benefit of the indenture equally and ratably with all other senior notes issued under the indenture.

The indenture does not limit the amount of debt we may issue under it or the amount of debt we or our subsidiaries may otherwise incur. We may issue senior notes from time to time under the indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of the senior notes;

•	any limit on the aggregate principal amount of the senior notes;

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the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

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the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

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the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

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any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

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if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which such amount will be determined;

•	covenants for the benefit of the holders of that series;

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the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

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if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the indenture; and

•	any other terms of the senior notes.

We may sell senior notes at par or at a discount below their stated principal amount or at a premium. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a date between 10 and 30 days before the date we propose for payment of defaulted interest or in any other manner not inconsistent with the requirements of any securities exchange on which those senior notes may be listed, if the trustee finds it practicable.

Redemption

Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the trustee or a paying agent on or before the redemption date or we have directed the trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

The indenture does not permit us or any of our significant subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any debt (as defined below) secured by a lien (as defined below) on any of our principal property (as defined below) or any of our significant subsidiaries’ principal property, whether that principal property was owned when the original indenture was executed (March 11, 2004) or thereafter acquired, unless we provide that the senior notes will be equally and ratably secured with the secured debt or (ii) incur or permit to exist any attributable debt (as defined below) in respect of principal property; provided, however, that the foregoing restriction will not apply to the following:

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to the extent we or a significant subsidiary consolidates with, or merges with or into, another entity, liens on the property of the entity securing debt in existence on the date of the consolidation or merger, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and that the liens do not extend to or cover any of our or a significant subsidiary’s principal property;

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liens on property acquired after March 11, 2004 and existing at the time of acquisition, as long as the lien was not created or incurred in anticipation thereof and does not extend to or cover any other principal property;

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liens of any kind, including purchase money liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or a significant subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after the acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of the construction, development or improvement and commencement of full commercial operation of the property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the liens do not extend to any principal property other than the property so acquired, constructed, developed or improved;

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liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the lien, including liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, or the Code, or any successor section of the Code;

•	liens in favor of us, one or more of our significant subsidiaries, one or more of our wholly owned subsidiaries or any of the foregoing combination; and

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replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any lien or of any agreement referred to in the bullet points above or replacements, extensions or renewals of the debt secured thereby (to the extent that the amount of the debt secured by the lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any significant subsidiary may, (i) issue, incur or assume debt secured by a lien not described in the immediately preceding six bullet points on any principal property owned at March 11, 2004 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured with that debt and (ii) issue or permit to exist attributable debt in respect of principal property, in either case, so long as the aggregate amount of that secured debt and attributable debt, together with the aggregate amount of all other debt secured by liens on principal property not described in the immediately preceding six bullet points then outstanding and all other attributable debt in respect of principal property, does not exceed 10% of our net tangible assets, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For these purposes:

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“attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principals, or GAAP.

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“capital lease obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•	“debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

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“debt” of a significant subsidiary means any debt of such significant subsidiary for money borrowed and guarantees by the significant subsidiary of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

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“excepted property” means any right, title or interest of us or any of our significant subsidiaries in, to or under any of the following property, whether owned at March 11, 2004 or thereafter acquired:

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all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

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all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

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all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any significant subsidiary;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

•	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any significant subsidiary;

•

all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any significant subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

•	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of principal property; and

•	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points;

•

“lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

•

“net tangible assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•	“principal property” means any property of ours or any of our significant subsidiaries, as applicable, other than excepted property.

•

“significant subsidiary” has the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act; provided that, significant subsidiary shall not include any corporation or other entity substantially all the assets of which are excepted property.

•

“swap agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other person (as defined below) or convey, otherwise transfer or lease all or substantially all of our principal property to any person unless:

•

the person formed by that consolidation or into which we are merged or the person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

the person executes and delivers to the trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the indenture to be performed or observed by us;

•	in the case of a lease, the lease is made expressly subject to termination by us or by the trustee at any time during the continuance of an event of default under the indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the indenture.

In the case of the conveyance or other transfer of all or substantially all of our principal property to any person as contemplated under the indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For these purposes, “person” means any individual, corporation, partnership, limited liability company, association, company, joint stock company, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity whether or not a legal entity, or any governmental authority.

Additional Covenants

We have agreed in the indenture, among other things:

•	to maintain a place of payment;

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	to deliver to the trustee an annual officer’s certificate with respect to our compliance with our obligations under the indenture.

Modification of the Indenture; Waiver

We and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the indenture, considered as one class, modify or amend the indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

•

change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•	impair the right to institute suit for the enforcement of any payment on the senior note;

•

reduce the percentage in principal amount of outstanding senior notes the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of defaults;

•	reduce the quorum or voting requirements applicable to holders of the senior notes; or

•	modify the provisions of the indenture with respect to modification and waiver, except as provided in the indenture.

We and the trustee may, without the consent of any holder of senior notes, modify and amend the indenture for certain purposes, including to:

•	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•	cure any ambiguity or to correct or supplement any provision of the indenture which may be defective or inconsistent with other provisions;

•

make any other additions to, deletions from or changes to the provisions under the indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

•

change or eliminate any provision of the indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect; and

•	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Transfer” and with certain covenants and restrictions that may apply to a series of senior notes as provided in the indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the indenture as of a specified date:

•

the principal amount of a discount senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “event of default” means any of the following events which shall occur and be continuing:

•	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•	failure to pay the principal of, or sinking fund payment or premium, if any, on, a senior note when due and payable;

•

failure to perform or breach of any other covenant or warranty applicable to us in the indenture continuing for 90 days after the trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the trustee or the trustee and holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice agree in writing to an extension of the period prior to its expiration;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our debt, whether the debt existed on March 23, 2004 (the date senior notes were first issued under the original indenture), or is thereafter created, if the event of default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the debt prior to its express maturity, and, in each case, the principal amount of the debt, together with the principal amount of any other debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100 million or more.

The $100 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2004 by the same percentage increase in the urban CPI for the period commencing January 1, 2004 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

If the trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an event of default occurs and is continuing, the trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the trustee if given by holders); provided, however, that if an event of default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the indenture have been satisfied before a judgment or decree for payment has been obtained by the trustee as provided in the indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the indenture unless the holder has given the trustee written notice of a continuing event of default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the trustee in writing to institute proceedings in respect of the event of default in its own name as trustee under the indenture and the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an event of default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee; provided the direction could not involve the trustee in personal liability where indemnity would not, in the trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Transfer and Exchange

Senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge (unless otherwise indicated in a prospectus supplement), upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is mailed or register the transfer of or exchange any senior note selected for redemption.

Global Securities

Unless we indicate differently in a prospectus supplement, senior notes initially will be issued in book-entry form and represented by one or more global securities (collectively, the “global securities”), with an aggregate principal amount equal to that of the senior notes they represent. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearance Corporation, all of which are registered clearing agencies, DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., as or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us and the trustee may be removed at any time by written notice delivered to the trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the trustee. We must give notice of resignation and removal of the trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

The Bank of New York Mellon Trust Company, N.A. acts as the trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent. We and our affiliates maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The indenture and the senior notes are governed by California law.

PLAN OF DISTRIBUTION

We may sell any series of senior notes being offered by this prospectus in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

A prospectus supplement applicable to each series of senior notes will state the terms of the offering of the senior notes, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the senior notes and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or automated quotation system on which the senior notes may be listed.

If we use underwriters in the sale, the senior notes will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices based on prevailing market prices; or

•	at negotiated prices.

Senior notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular senior notes together with the members of the underwriting syndicate, if any. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the particular senior notes will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the senior notes being offered if any are purchased.

We may sell senior notes directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of senior notes in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of senior notes may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them on the sale or resale of senior notes may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

Unless otherwise specified in a prospectus supplement, senior notes will not be listed on a securities exchange. Any underwriters to whom senior notes are sold by us for public offering and sale may make a market in the senior notes, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

To facilitate a senior notes offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying senior notes so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of senior notes in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when senior notes originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the senior notes to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Pacific Gas and Electric Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the senior notes has been passed upon for us by Orrick, Herrington & Sutcliffe LLP. The validity of the senior notes will be passed upon for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC under File No. 001-2348. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information deemed to be furnished and not filed) before the termination of the offering of the senior notes offered hereby:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and

•

our Current Reports on Form 8-K filed with the SEC on February 19, 2016, February 23, 2016, February 29, 2016 (excluding Item 7.01), March 1, 2016, March 4, 2016, March 22, 2016, April 12, 2016, May 2, 2016, May 9, 2016, May 23, 2016, May 24, 2016, May 25, 2016, June 2, 2016, June 21, 2016, June 27, 2016, July 6, 2016, August 1, 2016, August 2, 2016, August 3, 2016, August 4, 2016, August 10, 2016, August 19, 2016, August 19, 2016, August 31, 2016 (excluding Item 7.01 and Item 9.01), September 2, 2016 (excluding Item 7.01), September 21, 2016 (excluding Item 7.01), November 14, 2016 (excluding Item 7.01 and Item 9.01), November 18, 2016, November 22, 2016, December 1, 2016, December 2, 2016 (excluding Item 7.01) and December 21, 2016.

The incorporation by reference of the filings listed above does not extend to any such filings made by Corp and not us or to any information in any filings jointly made by Corp and us regarding Corp or its other subsidiaries, but not regarding us.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

You may request a copy of these filings at no cost by writing or contacting us at the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, payable by Pacific Gas and Electric Company in connection with the sale of securities being registered.

Registration fee	$289,750
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Trustee’s and authenticating agent’s fees and expenses		(1)
Rating agencies’ fees		(1)
Miscellaneous		(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances. Our articles of incorporation authorize us to provide indemnification of any person who is or was our director, officer, employee or other agent, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation, through our bylaws, resolutions of our board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code. Our articles of incorporation also eliminate the liability of our directors for monetary damages to the fullest extent permissible by California law. Our board of directors has adopted a resolution regarding our policy of indemnification and we maintain insurance which insures our directors and officers against certain liabilities.

Item 16.	Exhibits.

(a)	Exhibits.

Number	Description

1.1	Form of Underwriting Agreement relating to the Senior Notes*

4.1	Indenture dated as of April 22, 2005 between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (incorporated by reference to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2005 (File No. 1-2348), Exhibit 4.1)

4.2	First Supplemental Indenture dated as of March 13, 2007 relating to the issuance of $700,000,000 principal amount of 5.80% Senior Notes due March 1, 2037 (incorporated by reference to the Registrant’s Form 8-K dated March 14, 2007 (File No. 1-2348), Exhibit 4.1)

4.3	Second Supplemental Indenture dated as of December 4, 2007 relating to the issuance of $500,000,000 principal amount of 5.625% Senior Notes due November 30, 2017 (incorporated by reference to the Registrant’s Form 8-K dated March 14, 2007 (File No. 1-2348), Exhibit 4.1)

4.4	Third Supplemental Indenture dated as of March 3, 2008 relating to the issuance of 5.625% Senior Notes due November 30, 2017 and 6.35% Senior Notes due February 15, 2038 (incorporated by reference to the Registrant’s Form 8-K dated March 3, 2008 (File No. 1-2348), Exhibit 4.1)

4.5	Fourth Supplemental Indenture dated as of October 21, 2008 relating to the issuance of $600,000,000 aggregate principal amount of 8.25% Senior Notes due October 15, 2018 (incorporated by reference to the Registrant’s Form 8-K dated October 21, 2008 (File No. 1-2348), Exhibit 4.1)

4.6	Fifth Supplemental Indenture dated as of November 18, 2008 relating to the issuance of $400,000,000 aggregate principal amount of 6.25% Senior Notes due December 1, 2013 and $200 million principal amount of 8.25% Senior Notes due October 15, 2018 (incorporated by reference to the Registrant’s Form 8-K dated November 18, 2008 (File No. 1-2348), Exhibit 4.1)

4.7	Sixth Supplemental Indenture, dated as of March 6, 2009 relating to the issuance of $550,000,000 aggregate principal amount of 6.25% Senior Notes due March 1, 2039 (incorporated by reference to the Registrant’s Form 8-K dated March 6, 2009 (File No. 1-2348), Exhibit 4.1)

4.8	Seventh Supplemental Indenture dated as of June 11, 2009 between Pacific Gas and Electric Company and BNY Mellon Trust Company of New York, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 11, 2009 (File No. 1-2348), Exhibit 4.1)

4.9	Eighth Supplemental Indenture dated as of November 18, 2009 relating to the issuance of $550,000,000 aggregate principal amount of 5.40% Senior Notes due January 15, 2040 (incorporated by reference to the Registrant’s Form 8-K dated November 18, 2009 (File No. 1-2348), Exhibit 4.1)

4.10	Ninth Supplemental Indenture dated as of April 1, 2010 relating to the issuance of $250,000,000 aggregate principal amount of 5.80% Senior Notes due March 1, 2037 (incorporated by reference to the Registrant’s Form 8-K dated April 1, 2010 (File No. 1-2348), Exhibit 4.1)

4.11	Tenth Supplemental Indenture dated as of September 15, 2010 relating to the issuance of $550,000,000 aggregate principal amount of 3.50% Senior Notes due October 1, 2020 (incorporated by reference to the Registrant’s Form 8-K dated September 15, 2010 (File No. 1-2348), Exhibit 4.1)

4.12	Twelfth Supplemental Indenture dated as of November 18, 2010 relating to the issuance of $250,000,000 aggregate principal amount of 3.50% Senior Notes due October 1, 2020 and $250,000,000 aggregate principal amount of 5.40% Senior Notes due January 15, 2040 (incorporated by reference to the Registrant’s Form 8-K dated November 18, 2010 (File No. 1-2348), Exhibit 4.1)

Number	Description

4.13	Thirteenth Supplemental Indenture dated as of May 13, 2011, relating to the issuance of $300,000,000 aggregate principal amount of 4.25% Senior Notes due May 15, 2021 (incorporated by reference to the Registrant’s Form 8-K dated May 13, 2011 (File No. 1-2348), Exhibit 4.1)

4.14	Fourteenth Supplemental Indenture dated as of September 12, 2011 relating to the issuance of $250,000,000 aggregate principal amount of 3.25% Senior Notes due September 15, 2021 (incorporated by reference to the Registrant’s Form 8-K dated September 12, 2011 (File No. 1-2348), Exhibit 4.1)

4.15	Sixteenth Supplemental Indenture dated as of December 1, 2011 relating to the issuance of $250,000,000 aggregate principal amount of 4.50% Senior Notes due December 15, 2041 (incorporated by reference to the Registrant’s Form 8-K dated December 1, 2011 (File No. 1-2348), Exhibit 4.1)

4.16	Seventeenth Supplemental Indenture dated as of April 16, 2012 relating to the issuance of $400,000,000 aggregate principal amount of 4.45% Senior Notes due April 15, 2042 (incorporated by reference to the Registrant’s Form 8-K dated April 16, 2012 (File No. 1-2348), Exhibit 4.1)

4.17	Eighteenth Supplemental Indenture dated as of August 16, 2012 relating to the issuance of $400,000,000 aggregate principal amount of 2.45% Senior Notes due August 15, 2022 and $350,000,000 aggregate principal amount of 3.75% Senior Notes due August 15, 2042 (incorporated by reference to the Registrant’s Form 8-K dated August 16, 2012 (File No. 1-2348), Exhibit 4.1)

4.18	Nineteenth Supplemental Indenture dated as of June 14, 2013 relating to the issuance of $375,000,000 aggregate principal amount of 3.25% Senior Notes due June 15, 2023 and $375,000,000 aggregate principal amount of 4.60% Senior Notes due June 15, 2043 (incorporated by reference to the Registrant’s Form 8-K dated June 14, 2013 (File No. 1-2348), Exhibit 4.1)

4.19	Twentieth Supplemental Indenture dated as of dated as of November 12, 2013 between Pacific Gas and Electric Company and BNY Mellon Trust Company of New York, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K filed November 12, 2013 (File No. 1-2348), Exhibit 4.1)

4.20	Twenty-First Supplemental Indenture, dated as of February 21, 2014, relating to the issuance of $450,000,000 aggregate principal amount of 3.75% Senior Notes due February 15, 2024 and $450,000,000 aggregate principal amount of 4.75% Senior Notes due February 15, 2044 (incorporated by reference to the Registrant’s Form 8-K dated February 21, 2014 (File No. 1-2348), Exhibit 4.1)

4.21	Twenty-Third Supplemental Indenture, dated as of August 18, 2014, relating to the issuance of $350,000,000 aggregate principal amount 3.40% Senior Notes due August 15, 2024 and $225,000,000 aggregate principal amount of 4.75% Senior Notes due February 15, 2044 (incorporated by reference to the Registrant’s Form 8-K dated August 18, 2014 (File No. 1-2348), Exhibit 4.1)

4.22	Twenty-Fourth Supplemental Indenture, dated as of November 6, 2014, relating to the issuance of $500,000,000 aggregate principal amount of 4.30% Senior Notes due March 15, 2045 (incorporated by reference to the Registrant’s Form 8-K dated November 6, 2014 (File No. 1-2348), Exhibit 4.1)

4.23	Twenty-Fifth Supplemental Indenture, dated as of June 12, 2015, relating to the issuance of $400,000,000 aggregate principal amount of 3.50% Senior Notes due June 15, 2025 and $100,000,000 aggregate principal amount of 4.30% Senior Notes due March 15, 2045 (incorporated by reference to the Registrant’s Form 8-K filed on June 12, 2015 (File No. 1-2348), Exhibit 4.1)

Number	Description

4.24	Twenty-Sixth Supplemental Indenture, dated as of November 5, 2015, relating to the issuance of $200,000,000 aggregate principal amount of 3.50% Senior Notes due June 15, 2025 and $450,000,000 aggregate principal amount of 4.25% Senior Notes due March 15, 2046 (incorporated by reference to the Registrant’s Form 8-K filed on November 5, 2015 (File No. 1-2348), Exhibit 4.1)

4.25	Twenty-Seventh Supplemental Indenture, dated as of March 1, 2016, relating to the issuance of $600,000,000 aggregate principal amount of 2.95% Senior Notes due March 1, 2026 (incorporated by reference to the Registrant’s Form 8-K filed on March 1, 2016 (File No. 1-2348), Exhibit 4.1)

4.26	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2016, relating to the issuances of $250,000,000 aggregate principal amount of Floating Rate Senior Notes due November 30, 2017 and $400,000,000 aggregate principal amount of 4.00% Senior Notes due December 1, 2046 (incorporated by reference to the Registrant’s Form 8-K filed on December 1, 2016 (File No. 1-2348), Exhibit 4.1)

4.27	Form of Supplemental Indenture

4.28	Form of Senior Note (included in Exhibit 4.27)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the securities being registered

12.1	Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.01 to the Registrant’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, File No. 1-2348)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Powers of Attorney

24.2	Resolutions of the Board of Directors of Pacific Gas & Electric Company

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee

*	To be subsequently filed or incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a), 1(b) and 1(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 4, 2017.

PACIFIC GAS AND ELECTRIC COMPANY
(REGISTRANT)

By	* NICKOLAS STAVROPOULOS
NICKOLAS STAVROPOULOS
President, Gas

By	* GEISHA J. WILLIAMS
GEISHA J. WILLIAMS
President, Electric

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* NICKOLAS STAVROPOULOS NICKOLAS STAVROPOULOS	President, Gas and Director (Principal Executive Officer)	January 4, 2017

* GEISHA J. WILLIAMS GEISHA J. WILLIAMS	President, Electric and Director (Principal Executive Officer)	January 4, 2017

* DAVID S. THOMASON DAVID S. THOMASON	Vice President, Chief Financial Officer, and Controller (Principal Financial Officer and Principal Accounting Officer)	January 4, 2017

* LEWIS CHEW LEWIS CHEW	Director	January 4, 2017

* ANTHONY F. EARLEY, JR. ANTHONY F. EARLEY, JR.	Director	January 4, 2017

* FRED J. FOWLER FRED J. FOWLER	Director	January 4, 2017

* MARYELLEN C. HERRINGER MARYELLEN C. HERRINGER	Director	January 4, 2017

* RICHARD C. KELLY RICHARD C. KELLY	Director	January 4, 2017

* ROGER H. KIMMEL ROGER H. KIMMEL	Director	January 4, 2017

Signature	Title	Date

* RICHARD A. MESERVE RICHARD A. MESERVE	Director	January 4, 2017

* ERIC D. MULLINS ERIC D. MULLINS	Director	January 4, 2017

* FORREST E. MILLER FORREST E. MILLER	Director	January 4, 2017

* ROSENDO G. PARRA ROSENDO G. PARRA	Director	January 4, 2017

* BARBARA L. RAMBO BARBARA L. RAMBO	Director	January 4, 2017

* ANNE SHEN SMITH ANNE SHEN SMITH	Director	January 4, 2017

* BARRY LAWSON WILLIAMS BARRY LAWSON WILLIAMS	Director	January 4, 2017

*BY:	/s/ HYUN PARK Hyun Park Attorney-in-fact

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement relating to Senior Notes*

4.1	Indenture dated as of April 22, 2005 between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q Quarterly Report for the quarter ended March 31, 2005 (File No. 1-2348), Exhibit 4.1)

4.2	First Supplemental Indenture dated as of March 13, 2007 relating to the issuance of $700,000,000 principal amount of 5.80% Senior Notes due March 1, 2037 (incorporated by reference to the Registrant’s Form 8-K dated March 14, 2007 (File No. 1-2348), Exhibit 4.1)

4.3	Second Supplemental Indenture dated as of December 4, 2007 relating to the issuance of $500,000,000 principal amount of 5.625% Senior Notes due November 30, 2017 (incorporated by reference to the Registrant’s Form 8-K dated March 14, 2007 (File No. 1-2348), Exhibit 4.1)

4.4	Third Supplemental Indenture dated as of March 3, 2008 relating to the issuance of 5.625% Senior Notes due November 30, 2017 and 6.35% Senior Notes due February 15, 2038 (incorporated by reference to the Registrant’s Form 8-K dated March 3, 2008 (File No. 1-2348), Exhibit 4.1)

4.5	Fourth Supplemental Indenture dated as of October 21, 2008 relating to the issuance of $600,000,000 aggregate principal amount of 8.25% Senior Notes due October 15, 2018 (incorporated by reference to the Registrant’s Form 8-K dated October 21, 2008 (File No. 1-2348), Exhibit 4.1)

4.6	Fifth Supplemental Indenture dated as of November 18, 2008 relating to the issuance of $400,000,000 aggregate principal amount of 6.25% Senior Notes due December 1, 2013 and $200 million principal amount of 8.25% Senior Notes due October 15, 2018 (incorporated by reference to the Registrant’s Form 8-K dated November 18, 2008 (File No. 1-2348), Exhibit 4.1)

4.7	Sixth Supplemental Indenture, dated as of March 6, 2009 relating to the issuance of $550,000,000 aggregate principal amount of 6.25% Senior Notes due March 1, 2039 (incorporated by reference to the Registrant’s Form 8-K dated March 6, 2009 (File No. 1-2348), Exhibit 4.1)

4.8	Seventh Supplemental Indenture dated as of June 11, 2009 between Pacific Gas and Electric Company and BNY Mellon Trust Company of New York, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 11, 2009 (File No. 1-2348), Exhibit 4.1)

4.9	Eighth Supplemental Indenture dated as of November 18, 2009 relating to the issuance of $550,000,000 aggregate principal amount of 5.40% Senior Notes due January 15, 2040 (incorporated by reference to the Registrant’s Form 8-K dated November 18, 2009 (File No. 1-2348), Exhibit 4.1)

4.10	Ninth Supplemental Indenture dated as of April 1, 2010 relating to the issuance of $250,000,000 aggregate principal amount of 5.80% Senior Notes due March 1, 2037 (incorporated by reference to the Registrant’s Form 8-K dated April 1, 2010 (File No. 1-2348), Exhibit 4.1)

4.11	Tenth Supplemental Indenture dated as of September 15, 2010 relating to the issuance of $550,000,000 aggregate principal amount of 3.50% Senior Notes due October 1, 2020 (incorporated by reference to the Registrant’s Form 8-K dated September 15, 2010 (File No. 1-2348), Exhibit 4.1)

4.12	Twelfth Supplemental Indenture dated as of November 18, 2010 relating to the issuance of $250,000,000 aggregate principal amount of 3.50% Senior Notes due October 1, 2020 and $250,000,000 aggregate principal amount of 5.40% Senior Notes due January 15, 2040 (incorporated by reference to the Registrant’s Form 8-K dated November 18, 2010 (File No. 1-2348), Exhibit 4.1)

4.13	Thirteenth Supplemental Indenture dated as of May 13, 2011, relating to the issuance of $300,000,000 aggregate principal amount of 4.25% Senior Notes due May 15, 2021 (incorporated by reference to the Registrant’s Form 8-K dated May 13, 2011 (File No. 1-2348), Exhibit 4.1)

Number	Description

4.14	Fourteenth Supplemental Indenture dated as of September 12, 2011 relating to the issuance of $250,000,000 aggregate principal amount of 3.25% Senior Notes due September 15, 2021 (incorporated by reference to the Registrant’s Form 8-K dated September 12, 2011 (File No. 1-2348), Exhibit 4.1)

4.15	Sixteenth Supplemental Indenture dated as of December 1, 2011 relating to the issuance of $250,000,000 aggregate principal amount of 4.50% Senior Notes due December 15, 2041 (incorporated by reference to the Registrant’s Form 8-K dated December 1, 2011 (File No. 1-2348), Exhibit 4.1)

4.16	Seventeenth Supplemental Indenture dated as of April 16, 2012 relating to the issuance of $400,000,000 aggregate principal amount of 4.45% Senior Notes due April 15, 2042 (incorporated by reference to the Registrant’s Form 8-K dated April 16, 2012 (File No. 1-2348), Exhibit 4.1)

4.17	Eighteenth Supplemental Indenture dated as of August 16, 2012 relating to the issuance of $400,000,000 aggregate principal amount of 2.45% Senior Notes due August 15, 2022 and $350,000,000 aggregate principal amount of 3.75% Senior Notes due August 15, 2042 (incorporated by reference to the Registrant’s Form 8-K dated August 16, 2012 (File No. 1-2348), Exhibit 4.1)

4.18	Nineteenth Supplemental Indenture dated as of June 14, 2013 relating to the issuance of $375,000,000 aggregate principal amount of 3.25% Senior Notes due June 15, 2023 and $375,000,000 aggregate principal amount of 4.60% Senior Notes due June 15, 2043 (incorporated by reference to the Registrant’s Form 8-K dated June 14, 2013 (File No. 1-2348), Exhibit 4.1)

4.19	Twentieth Supplemental Indenture dated as of dated as of November 12, 2013 between Pacific Gas and Electric Company and BNY Mellon Trust Company of New York, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K filed November 12, 2013 (File No. 1-2348), Exhibit 4.1)

4.20	Twenty-First Supplemental Indenture, dated as of February 21, 2014, relating to the issuance of $450,000,000 aggregate principal amount of 3.75% Senior Notes due February 15, 2024 and $450,000,000 aggregate principal amount of 4.75% Senior Notes due February 15, 2044 (incorporated by reference to the Registrant’s Form 8-K dated February 21, 2014 (File No. 1-2348), Exhibit 4.1)

4.21	Twenty-Third Supplemental Indenture, dated as of August 18, 2014, relating to the issuance of $350,000,000 aggregate principal amount 3.40% Senior Notes due August 15, 2024 and $225,000,000 aggregate principal amount of 4.75% Senior Notes due February 15, 2044 (incorporated by reference to the Registrant’s Form 8-K dated August 18, 2014 (File No. 1-2348), Exhibit 4.1)

4.22	Twenty-Fourth Supplemental Indenture, dated as of November 6, 2014, relating to the issuance of $500,000,000 aggregate principal amount of 4.30% Senior Notes due March 15, 2045 (incorporated by reference to the Registrant’s Form 8-K dated November 6, 2014 (File No. 1-2348), Exhibit 4.1)

4.23	Twenty-Fifth Supplemental Indenture, dated as of June 12, 2015, relating to the issuance of $400,000,000 aggregate principal amount of 3.50% Senior Notes due June 15, 2025 and $100,000,000 aggregate principal amount of 4.30% Senior Notes due March 15, 2045 (incorporated by reference to the Registrant’s Form 8-K filed on June 12, 2015 (File No. 1-2348), Exhibit 4.1)

4.24	Twenty-Sixth Supplemental Indenture, dated as of November 5, 2015, relating to the issuance of $200,000,000 aggregate principal amount of 3.50% Senior Notes due June 15, 2025 and $450,000,000 aggregate principal amount of 4.25% Senior Notes due March 15, 2046 (incorporated by reference to the Registrant’s Form 8-K filed on November 5, 2015 (File No. 1-2348), Exhibit 4.1)

4.25	Twenty-Seventh Supplemental Indenture, dated as of March 1, 2016, relating to the issuance of $600,000,000 aggregate principal amount of 2.95% Senior Notes due March 1, 2026 (incorporated by reference to the Registrant’s Form 8-K filed on March 1, 2016 (File No. 1-2348), Exhibit 4.1)

Number	Description

4.26	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2016, relating to the issuances of $250,000,000 aggregate principal amount of Floating Rate Senior Notes due November 30, 2017 and $400,000,000 aggregate principal amount of 4.00% Senior Notes due December 1, 2046 (incorporated by reference to the Registrant’s Form 8-K filed on December 1, 2016 (File No. 1-2348), Exhibit 4.1)

4.27	Form of Supplemental Indenture

4.28	Form of Senior Note (included in Exhibit 4.27)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the securities being registered

12.1	Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.01 to the Registrant’s Quarterly Report on Form 10-K for the nine months ended September 30, 2016, File No. 1-2348)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Powers of Attorney

24.2	Resolutions of the Board of Directors of Pacific Gas and Electric Company

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee

*	To be subsequently filed or incorporated by reference.